Exhibit 10.7

[Month, Year] Award

STOCK OPTION AGREEMENT

Under the

SUNOCO, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN II

This Stock Option Agreement (the “Agreement”) entered into as of                      (the “Agreement Date”), by and between Sunoco, Inc. (“Sunoco”) and                     , who is an employee of Sunoco or one of its Affiliates (the “Participant”);

W I T N E S S E T H:

WHEREAS, in order to make certain awards to key employees and directors of Sunoco and its Affiliates, Sunoco maintains the Sunoco, Inc. Long-Term Performance Enhancement Plan II (the “Plan”), approved by shareholders at Sunoco’s 2001 Annual Meeting; and

WHEREAS, the Plan is administered by a Committee (the “Committee”) appointed by Sunoco’s Board of Directors and consisting of at least two (2) members of such Board, each of whom meets the applicable requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code; and

WHEREAS, the Committee has determined to grant to the Participant, pursuant to the terms and conditions of the Plan, an award of an option to purchase shares of common stock of Sunoco; and

WHEREAS, the Participant has determined to accept such award;

NOW, THEREFORE, Sunoco and the Participant each intending to be legally bound hereby, agree as follows:

ARTICLE I

OPTION TO PURCHASE COMMON STOCK

1.1	Identifying Provisions. For purposes of this Agreement, the following terms shall have the following respective meanings:

(a) Participant	:
(b) Date of Grant	:
(c) Shares Subject To Option	:
(d) Option Price (per share)	:
(e) Earliest Vesting and Exercise Date	:

Any initially capitalized terms and phrases used in this Agreement but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan.

1.2	Award of Stock Option. Subject to the terms and conditions of the Plan and this Agreement, the Participant is hereby granted an option (the “Stock Option”) to purchase up to the number of Shares Subject To Option of Sunoco’s common stock (the “Common Stock”), at the Option Price set forth herein at Section 1.1. The Stock Option is not intended to be, and shall not be treated as, an “incentive stock option” as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended.

1.3	Exercisability. The Stock Option shall become exercisable in whole or in part with respect to all of the shares of Common Stock subject thereto [insert vesting/exercisability schedule – not before the first anniversary of the date of grant]; provided, however, that, upon the occurrence of any Change in Control, the Stock Option shall become immediately and fully exercisable, notwithstanding any provision to the contrary in this Agreement or in the Plan, and without regard to any period of time then elapsed from the Date of Grant.

1.4	Term. The Stock Option shall not be exercisable, either in whole or in part, on or after the Expiration Date. Unless fully exercised by the Expiration Date, the Stock Option shall automatically be canceled to the extent not yet exercised. The Expiration Date shall be the earliest to occur of:

(a)	, which is the ten-year anniversary of the Date of Grant; or

(b)	(1) the 90-calendar day anniversary of the date of termination of the Participant’s employment, if the termination of employment occurs prior to a Change in Control for following the two-year anniversary of a Change in Control, and (2) the one-year anniversary of the date of termination of the Participant’s employment, if the termination of employment occurs with two years after a Change in Control, other than in the case of a termination of employment for Just Cause, as defined in the Plan.

Notwithstanding anything herein to the contrary, however, the Stock Option will be canceled immediately where (1) the Stock Option is unvested and the Participant’s termination of employment occurs by reason of retirement or permanent disability (as each is determined by the Committee), or death; or (2) the Participant’s employment has been terminated at any time for Just Cause.

1.5	Method of Exercising Stock Option.

(a)	The Stock Option may be exercised from time to time in whole or in part, by written notice delivered to and received by Sunoco prior to the Expiration Date, so long as the Participant is in compliance with the Company’s insider trading policy and the pre-clearance process. This notice must:

(1)	be signed by the Participant;

(2)	state the Participant’s election to exercise the Stock Option;

(3)	specify the number of whole shares of Common Stock with respect to which the Stock Option is being exercised;

(4)	be accompanied by a check payable to Sunoco, in the amount of the full Option Price for the number of shares purchased. Alternatively, the Participant may pay all or a portion of the Option Price by:

(i)	delivering to Sunoco shares of previously owned Common Stock having an aggregate Fair Market Value (valued as of the date of exercise) equal to the amount of cash that would otherwise be required, in which event, the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to Sunoco; provided, however, that before they may be used as payment of the Option Price, shares of Common Stock issued under:

(a)	the Plan, and/or

(b)	the Sunoco, Inc. Long-Term Performance Enhancement Plan,

must have been held by the Participant at least six (6) months.

(ii)	by authorizing a third party to sell a sufficient portion of the shares of Common Stock acquired upon exercise of the Stock Option and remit to Sunoco a sufficient portion of the sale proceeds to pay the entire Option Price and tax withholding resulting from such exercise.

(b)	As soon as practicable after Sunoco receives such notice and payment, and following receipt from the Participant of payment for any taxes which Sunoco is required by law to withhold by reason of such exercise, Sunoco will deliver to the Participant either:

(1)	a certificate or certificates for the shares of Stock so purchased; or

(2)	other evidence of the appropriate registration of such shares on Sunoco’s books and records.

1.6	Termination of Employment.

(a)	Retirement, Permanent Disability, or Death. Upon termination of the Participant’s employment by reason of retirement or permanent disability (as determined by the Committee) or death, all unvested stock options shall terminate immediately. All vested Stock Options shall not terminate, and the Participant (or in the case of death, the Participant’s estate, or any person who acquires the right to exercise the Stock Option by bequest or inheritance or otherwise by reason of Participant’s death) may exercise the Stock Option during the remaining option term of the Stock Option.

(b)	Other. Except as provided under Section 1.6(a) above, or except as otherwise determined by the Committee, upon termination of a Participant’s employment:

(1)	all unvested Stock Options shall terminate immediately; and

(2)	all vested Stock Options shall terminate as follows:

(A)	immediately, in the case of the Participant terminated by Sunoco or one of its Affiliates for Just Cause; or

(B)	(1) if the termination of employment occurs prior to a Change in Control or following the two-year anniversary of a Change in Control, upon the expiration of ninety (90) calendar days following the occurrence of the Participant’s Employment Termination Date and (2) if the termination of employment occurs within two (2) years after a Change in Control, upon the expiration of one (1) year following the occurrence of the Participant’s Employment Termination Date, other than, in the case of each clause (1) and clause (2) of this subparagraph (B), a termination of employment for Just Cause (in which case subparagraph (A) above will apply).

Under no circumstances shall the exercise period set forth in this Section 1.6 extend to or beyond the Expiration Date.

ARTICLE II

GENERAL PROVISIONS

2.1	Non-Assignability. Unless otherwise determined by the Committee, the Stock Option shall not be assignable or transferable by the Participant, except by will or the laws of descent and distribution (and then, only as set forth in Section 1.6(b) hereof). During the life of the Participant, the Stock Option shall be exercisable only by the Participant or by the Participant’s guardian or legal representative, unless the Committee determines otherwise.

2.2	Heirs and Successors. This Agreement shall be binding upon and inure to the benefit of, Sunoco and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Sunoco’s assets and business. In the event of the Participant’s death prior to exercise of the Stock Option, the Stock Option may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by this Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant’s death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the legal representative or representatives of the estate of the Participant.

2.3	No Right of Continued Employment; Effect of Disaffiliation. The receipt of this Stock Option does not give the Participant, and nothing in the Plan or in this Agreement shall confer upon the Participant, any right to continue in the employment of Sunoco or any of its Affiliates. Nothing in the Plan or in this Agreement shall affect any right which Sunoco or any of its Affiliates may have to terminate Participant’s employment. The granting of this Stock Option and the issuance of shares upon the exercise thereof shall not give Sunoco or any of its Affiliates any right to the continued services of the Participant for any period. Upon the sale or other disposition of an Affiliate of Sunoco with the Participant remaining employed by such former Affiliate, the Participant shall be deemed, for all purposes under the Plan, to have terminated the Participant’s employment relationship with Sunoco and its remaining Affiliates.

2.4	Rights as a Shareholder. Neither the Participant nor any other person shall be entitled to the privileges of stock ownership, or otherwise have any rights as a shareholder, by reason of the Stock Option or the shares issuable upon the exercise of the Stock Option, unless and until such shares have been validly issued to such Participant or such other person as fully paid shares.

2.5	Registration of Shares. Notwithstanding any other provision of this Agreement, the Stock Option shall not be or become exercisable in whole or in part unless a registration statement with respect to the shares of Common Stock subject thereto has been filed with the Securities and Exchange Commission and has become effective.

2.6

Tax Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. Upon the exercise of the Stock Option, the Participant shall remit an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan, having a value as of the date of exercise sufficient to satisfy the applicable tax obligation.

2.7	Adjustments.

(a)	In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Company’s Common Stock, and preserve the intrinsic value of Stock Options, Common Stock Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following: (1) the aggregate number of shares of Common Stock reserved for issuance and delivery under the Plan; (2) the number of shares of Common Stock or other securities subject to outstanding awards under the Plan; (3) the exercise price of outstanding Options; and (4) other similar matters.

(b)	In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding awards under the Plan; and (3) the exercise price of outstanding Options, (4) the cancellation of outstanding awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (5) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards under the Plan; and (6) in connection with any Disaffiliation, arranging for the assumption of awards granted under the Plan, or replacement of awards granted under the Plan with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards under the Plan that remain based upon Company securities.

2.8	Leaves of Absence. The Committee shall make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(a)	whether or not any such leave of absence shall constitute a termination of such Participant’s employment within the meaning of the Plan; and

(b)	the impact, if any, of any such leave of absence on any prior awards made to the Participant under the Plan.

2.9	Administration. Pursuant to the Plan, the Committee is vested with conclusive authority to interpret and construe the Plan, to adopt rules and regulations for carrying out the Plan, and to make determinations with respect to all matters relating to this Agreement, the Plan and awards made pursuant thereto. The authority to manage and control the operation and administration of this Agreement shall be likewise vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee, and any decision made by the Committee with respect to this Agreement, shall be final and binding.

2.10	Effect of Plan; Construction. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of the Stock Option and the terms and conditions of the Plan under which the Stock Option is granted, the provisions in the Plan shall govern and prevail. The Stock Option and this Agreement are each subject in all respects to, and Sunoco and the Participant each hereby agree to be bound by, all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms; provided, however, that no such amendment shall deprive the Participant, without such Participant’s consent, of the Stock Option or any rights hereunder.

2.11	Amendment. This Agreement shall not be amended or modified except by an instrument in writing executed by both parties to this Agreement. No consent of any other person shall be required in order to amend or modify this Agreement.

2.12	Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions.

2.13	Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS INSTRUMENT SHALL BE GOVERNED EXCLUSIVELY BY, AND DETERMINED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF), EXCEPT TO THE EXTENT PRE-EMPTED BY FEDERAL LAW, WHICH SHALL GOVERN.

2.14	Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested. Notices to Sunoco shall be deemed to have been duly given or made upon actual receipt by Sunoco. Such communications shall be addressed and directed to the parties listed below (except where this Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

(a) if to Sunoco:	SUNOCO, INC., Compensation Committee of the Board of Directors 1735 Market Street, Ste. LL Philadelphia, Pennsylvania, 19103-7583 Attention: Corporate Secretary

(b) if to the Participant:	to the address for Participant as it appears on Sunoco’s records.

2.15	Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

2.16	Entire Agreement. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement and embodies the entire understanding of the parties with respect to the subject matter hereof.

2.17	Forfeiture. Notwithstanding any other provision of the Plan or this Agreement, any shares of Common Stock or cash payments received in respect of this Agreement shall be subject to the provisions of Article VIII, “Forfeiture,” of the Plan. The Participant hereby acknowledges that such shares of Common Stock or cash payments shall be subject to the provisions of Article VIII of the Plan and agrees to be bound thereby and to make any payments to Sunoco that may be required thereunder.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day first above written.

SUNOCO, INC.

By:
for the Compensation Committee of the Board of Directors

By:
Participant